April 26, 2001

To:	All PepsiCo Associates
From:	Roger Enrico and Steve Reinemund
Subject:	MERGER UPDATE

We thought you’d be interested to know that the antitrust authorities in Canada have cleared our planned merger with Quaker. This is very encouraging news, as Canada is an important market for both companies. And it follows similar clearances by the European Commission as well as by authorities in Mexico and Colombia.

As you know, shareholders of both Quaker and PepsiCo will be voting on the merger next Tuesday. We'll be sure to get back to you with the results.